EXHIBIT 99.2

The expenses to be incurred by Zions Bancorporation relating to the registration and offering of 17,617,450 shares of our common stock pursuant to a Registration Statement on Form S-3 (File No. 333-195408) and a related prospectus supplement filed with the Securities and Exchange Commission on July 29, 2014 are estimated to be as follows:

Estimated Fees
SEC registration fee	$77,763
Legal fees and expenses	$200,000
Fees and expenses of qualification under state securities laws (including legal fees)	$—
Accounting fees and expenses	$175,000
Printing fees	$25,000
Miscellaneous	$22,237

Total expenses	$500,000